UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Suite 1
Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2010, Intersil Corporation, a Delaware corporation (“Intersil”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Navajo Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Intersil (“Purchaser”) and Techwell, Inc., a Delaware corporation (“Techwell”), pursuant to which Intersil will acquire Techwell, a semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the security surveillance and automotive infotainment markets.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Techwell (the “Techwell Common Stock”) that are outstanding and the associated preferred stock purchase rights (the “Techwell Rights”) issued in connection with and subject to the Rights Agreement, dated August 4, 2009, between Techwell and Computershare Trust Company, N.A. (which Techwell Rights, together with the shares of the Techwell Common Stock, are herein referred to as the “Shares”) at a purchase price of $18.50 per share in cash (the “Offer Price”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into Techwell (the “Merger”) and Techwell will survive the Merger as an indirect wholly owned subsidiary of Intersil.

Purchaser has agreed to commence the Offer no earlier than March 29, 2010 and no later than April 5, 2010, and the Offer shall remain open for at least 20 business days. Purchaser will only be obligated to accept for payment and pay for Shares validly tendered in the Offer (and not withdrawn) upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, among others, that (i) there is validly tendered (and not withdrawn) at least a majority of the then outstanding Shares on a fully diluted basis, (ii) certain regulatory clearances have been obtained by the parties, if applicable, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by Techwell, Intersil or their respective subsidiaries immediately prior to the Effective Time, will automatically be converted into the right to receive the Offer Price per Share on the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement further provides that at the Effective Time, outstanding and unexercised options to purchase Shares (“Company Options”), to the extent vested and exercisable as of the Effective Time, shall be canceled (i) in the case of Company Options with an exercise price per Share less than the Offer Price, in exchange for a payment per Share equal to the difference between the Offer Price and the exercise price per share of such Company Options, and (ii) in the case of Company Options with an exercise price per share greater than or equal to the Offer Price, in exchange for no consideration. The Merger Agreement further provides that Company Options, to the extent not vested and exercisable at the Effective time, will convert into and become an option to purchase Intersil’s common stock upon the same terms and conditions as the Company Options, except that the number of shares for which the new option may be exercised and the exercise price of the new options will be adjusted based on the option exchange ratio set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Techwell granted Intersil and Purchaser, subject to certain conditions and limitations, an irrevocable option to purchase, following completion of the Offer and at the Offer Price, a number of Shares that, when added to the number of Shares owned by Intersil or Purchaser at the time of exercise of the option, constitutes one share more than 90% of Techwell’s fully-diluted shares of common stock (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by effecting the Merger pursuant to Delaware’s “short form” merger statute. Following the Offer and, if necessary, the exercise of the Top-Up Option, if Purchaser does not own at least 90% of the outstanding Shares, a vote of the stockholders of Techwell will be required to consummate the Merger.

The Merger Agreement further provides that, upon payment for the Shares pursuant to the Offer, Intersil shall be entitled to designate a number of directors to Techwell’s Board of Directors (the “Board”) in proportion with the percentage of the Shares it owns following the Offer. Between such time and the Effective Time, the Board will have at least three independent directors who are directors of Techwell on the date of the Merger Agreement.

Intersil, Purchaser and Techwell have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of Techwell prior to the closing and covenants prohibiting Techwell from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to result in, a proposal superior to the transactions contemplated by the Merger Agreement. In the case of such a proposal, Techwell may not terminate the Merger Agreement if Intersil makes a proposal to adjust the terms and conditions of the Merger Agreement to be at least as favorable as such proposal.

Intersil’s Board of Directors has approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of Intersil’s stockholders.

The Merger Agreement contains certain termination rights for both Intersil and Techwell and further provides that upon termination of the Merger Agreement under specified circumstances Techwell will be required to pay the Company a termination fee equal to $17,076,058.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Intersil, Purchaser or Techwell. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Intersil, Purchaser, and Techwell, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Intersil, Purchaser, and Techwell.

Additional Agreements

As an inducement to Intersil to enter into the Merger Agreement, certain officers, directors and principal stockholders of Techwell (as listed below in the description to Exhibit 2.2 of Item 9.01) (the “Tendering Stockholders”) have agreed to tender their Shares, which represent approximately 23% of the outstanding Shares on a fully diluted basis, in connection with the Offer and to vote in favor of the Merger pursuant to Tender and Voting Agreements, dated March 22, 2010, entered into with Intersil, Purchaser and Techwell (the “Tender Agreements”). In addition, such Tendering Stockholders have agreed, subject to certain exceptions, to refrain from disposing of their Shares and soliciting alternative acquisition proposals to the Merger.

The foregoing description of the Tender Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements, a form of which is filed as Exhibit 2.2 to this Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Intersil and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Techwell will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Techwell’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Techwell’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov. Techwell stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

Item 8.01	Other Events.

On March 22, 2010, Intersil and Techwell issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 22, 2010, by and among Intersil Corporation, Navajo Merger Sub, Inc., and Techwell, Inc.*

2.2	Form of Tender and Voting Agreement, dated March 22, 2010, by and among Intersil Corporation, Navajo Merger Sub, Inc., Techwell, Inc. and each of the following executive officers, directors and stockholders of Techwell, Inc.: Fumihiro Kozato, Robert D. Cochran, Richard H. Kimball, C.J. Koomer, Justine Lien, Phillip J. Salsbury, TCV IV, L.P. and TCV Strategic Partners, L.P.

99.1	Press Release issued jointly by Intersil Corporation and Techwell, Inc., dated March 22, 2010.

*	Certain schedules have been omitted and Intersil Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2010	INTERSIL CORPORATION
(Registrant)

	By:	/S/ THOMAS C. TOKOS
Sr. Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 22, 2010, by and among Intersil Corporation, Navajo Merger Sub, Inc., and Techwell, Inc.*

2.2	Form of Tender and Voting Agreement, dated March 22, 2010, by and among Intersil Corporation, Navajo Merger Sub, Inc., Techwell, Inc. and each of the following executive officers, directors and stockholders of Techwell, Inc.: Fumihiro Kozato, Robert D. Cochran, Richard H. Kimball, C.J. Koomer, Justine Lien, Phillip J. Salsbury, TCV IV, L.P. and TCV Strategic Partners, L.P.

99.1	Press Release issued jointly by Intersil Corporation and Techwell, Inc., dated March 22, 2010.

*	Certain schedules have been omitted and Intersil Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.